UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	98-1346104
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Keizersgracht 555
1017 DR Amsterdam, the Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 6 82 55 84 30

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary Shares, €0.10 par value	PLYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed by Playa Hotels & Resorts N.V. (“Playa” or the “Company”), on February 9, 2025, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Hyatt Hotels Corporation (“Hyatt”), a Delaware corporation, and HI Holdings Playa B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands and a wholly-owned indirect subsidiary of Hyatt (“Buyer”), as amended by that certain Amendment to the Purchase Agreement dated May 16, 2025, to purchase all of the issued and outstanding ordinary shares, par value €0.10 per share, of Playa (“Shares”) at a purchase price of $13.50 per Share payable in cash (the “Offer Consideration”), less applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 24, 2025 (as may be amended or supplemented from time to time, the “Offer to Purchase”) and in the related Letter of Transmittal (the “Letter of Transmittal,” together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time, the “Offer”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Offer, as extended, expired at 5:00 p.m., New York City time, on June 9, 2025 (the “Expiration Time”), at which time all conditions to the Offer were satisfied or waived. Computershare Trust Company, N.A. and Computershare Inc., the depositary for the Offer (the “Depositary”), advised Buyer that, as of the Expiration Time, 101,891,119 Shares (excluding Shares tendered pursuant to guaranteed delivery procedures), collectively representing approximately 82.8% of the issued and outstanding Shares, were validly tendered pursuant to the Offer and not properly withdrawn. The number of Shares tendered, together with the 12,143,621 Shares owned by Buyer as of June 9, 2025, represented approximately 92.7% of the outstanding Shares and satisfied the minimum tender condition for the Offer. On June 11, 2025, Buyer accepted for payment all such Shares validly tendered and not properly withdrawn pursuant to the Offer prior to the Expiration Time and promptly thereafter paid (by delivery of funds to the Depositary) (the “Closing”) for all Shares validly tendered and not properly withdrawn pursuant to the Offer as of the Expiration Time.

In addition, pursuant to the Purchase Agreement, upon the Closing, outstanding equity awards of Playa were treated as follows:

•	Each restricted share issued by Playa that remained subject to one or more vesting conditions (each a “Playa Restricted Share”) and each restricted stock unit issued by Playa that remained outstanding and subject to one or more vesting conditions (each, a “Playa RSU”) as of immediately prior to the Closing, in each case, that was held by any non-executive director of Playa and certain non-continuing service providers (collectively, “Terminating Awards”) became fully vested and was converted automatically into, and represented solely the right to receive, an amount in cash, without interest, equal to the product obtained by multiplying (i) the Offer Consideration by (ii) the total number of Shares subject to such Terminating Award as of immediately prior to the Closing. Each Terminating Award that was eligible to vest upon the achievement of one or more performance goals either (i) vested as though the greater of target performance or actual performance had been achieved as of the Closing or (ii) vested as though target performance had been achieved as of the Closing, in each case, as determined by and in accordance with the award agreement evidencing such Terminating Awards consistent with the relevant provisions in such award agreement applicable in contexts in which the Terminating Award is not assumed; except that notwithstanding the foregoing, all Terminating Awards granted in 2024 vested at the applicable maximum performance level.

•	Each award of Playa RSUs and each award of Playa Restricted Shares in each case, that remained outstanding as of immediately prior to the Closing and that was not a Terminating Award (collectively, “Continuing Awards”) was assumed by Hyatt and exchanged for a corresponding award of restricted stock units covering a number of shares of Hyatt Class A common stock (rounded up to the nearest whole number of shares) equal to the product obtained by multiplying (i) (A) for each time-based Continuing Award, the number of Shares subject to such Continuing Award as of immediately prior to the Closing or (B) for each performance-based Continuing Award, the number of Shares subject to such Continuing Award determined either (1) as though the greater of target performance or actual performance had been achieved as of the Closing, or (2) as though target performance had been achieved as of the Closing, in each case, as determined by and in accordance with the award agreement evidencing such Continuing Award consistent with the relevant provisions in such award agreement applicable in contexts in which the Continuing Award is not assumed (except that, notwithstanding the foregoing, the number of Shares subject to any such Continuing Awards granted in 2024 was determined by reference to the applicable maximum number of Shares available under such award) by (ii) the Exchange Ratio (as defined in the Purchase Agreement) (the “Assumed Awards”). These Assumed Awards will continue to be subject to the same vesting and other terms and conditions as were applicable to the corresponding Continuing Awards as of immediately prior to the Closing, except that if the holder of an Assumed Award is terminated without “cause” or terminates employment for “good reason,” either (i) within 12 months following the Closing for any such Assumed Award holder who is not part of a group of certain identified Playa employees or (ii) within 24 months following the Closing for any such Assumed Award holder who is a part of a group of certain identified Playa employees, in either case such holder’s Assumed Awards will, upon effectiveness of a general release and waiver of claims executed by the holder, immediately vest in full.

Following the Expiration Time, in accordance with the Purchase Agreement, Buyer commenced a subsequent offering period (the “Subsequent Offering Period”) in accordance with Rule 14d-11 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 10, 2025. Shares validly tendered during the Subsequent Offering Period were immediately accepted and promptly paid for by Buyer pursuant to the terms of the Offer. The Subsequent Offering Period expired at 11:59 p.m., New York City time, on June 16, 2025. The Depositary informed Buyer that, as of the expiration of the Subsequent Offering Period, 106,028,731 Shares, collectively representing approximately 86.2% of the issued and outstanding Shares, were validly tendered pursuant to the Offer or during the Subsequent Offering Period.

Tax information relevant to Playa shareholders that did not tender their Shares in the Offer or during the Subsequent Offering Period and who are subject to the Cancellation will be uploaded to Parent’s and/or Playa’s websites prior to the applicable statutory deadlines. This information is relevant to the filing of such shareholders’ tax returns and should be reviewed with their tax advisors.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement and Amendment No. 1 thereto, which are incorporated by reference herein from Exhibit 2.1 to the Current Reports on Form 8-K filed by Playa with the Securities and Exchange Commission on February 10, 2025 and May 16, 2025, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 11, 2025, Hyatt, as borrower, certain subsidiaries of the borrower from time to time party thereto as guarantors, the lenders party thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as co-syndication agents, and BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as joint book runners and lead arrangers, entered into a Credit Agreement (the “Credit Agreement”) that provided for a $1.7 billion delayed draw term loan facility (the “Delayed Draw Term Loan Facility”) that matures on the third anniversary of the date that the loans thereunder (the “DDTL Loans”) are funded.

On June 11, 2025, Hyatt borrowed $1.7 billion of DDTL Loans under the Delayed Draw Term Loan Facility to finance the acquisition of Playa, repay certain indebtedness of Playa and its subsidiaries in connection with such acquisition and to pay related fees and expenses. The DDTL Loans will bear interest, at Hyatt’s option, at base rate plus a range of 0.000% to 0.425% per annum, depending on Hyatt’s debt ratings, or term SOFR plus a range of 0.815% to 1.425% per annum, depending on Hyatt’s debt ratings.

The foregoing description of the Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Credit Agreement, which is incorporated by reference herein from Exhibit 10.1 to the Current Report on Form 8-K filed by Hyatt with the Securities and Exchange Commission on April 14, 2025.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on June 6, 2025, Playa notified The Nasdaq Stock Market LLC (“Nasdaq”) of its intention to voluntarily delist the Shares from Nasdaq, subject to the satisfaction of the Expiration Time and the subsequent acquisition by Buyer of all Shares validly tendered and not properly withdrawn at the Expiration Time. On June 16, 2025, following the Closing, Nasdaq suspended trading of the Shares and Playa filed a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act with the SEC. Playa intends to terminate its reporting obligations under the Exchange Act by filing a Form 15 with the SEC on or about June 26, 2025.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note, Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information contained in the Introductory Note, Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. On June 11, 2025, as of the Closing, Hyatt owned a total of 116,080,848 Shares, collectively representing approximately 94.3% of the Company, resulting in a change in control. Hyatt funded the acquisition through the DDTL Loans. The total aggregate consideration paid in the Offer was approximately $1.4 billion.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Purchase Agreement and the voting results of the Company’s extraordinary general meeting of shareholders, effective as of the Closing, the following directors ceased to be directors on the Company’s Board of Directors (the “Board”) and members of all committees of the Board on which such directors previously served: Hal Stanley Jones, Mahmood Khimji, Maria Miller, Leticia Navarro, Karl Peterson, and Bruce D. Wardinski. Jeanmarie Cooney and Elizabeth Lieberman remain as directors of the Board and any committees of the Board for which they serve.

In addition, effective as of the Closing, Bruce D. Wardinski, Ryan Hymel and Tracy M.J. Colden each ceased to be executive officers of the Company. Information about the severance benefits to which Messrs. Wardinski and Hymel and Ms. Colden are entitled is set forth under the caption “Transaction-Related Compensation” beginning on page 92 of Playa’s definitive proxy statement on Schedule 14A filed with the SEC on March 21, 2025 and is incorporated herein by reference.

On June 11, 2025, effective as of the Closing, Noah Hoppe, James Franque and Felicity Black-Roberts were appointed as directors of Playa, with Messrs. Hoppe and Franque serving as non-executive directors and Ms. Black-Roberts serving as executive director.

Noah Hoppe, age 42, previously served as Senior Vice President, Transactions and Portfolio Growth for Hyatt Hotels Corporation since 2023. Mr. Hoppe was responsible for overseeing strategic multi-property growth initiatives for the company. Mr. Hoppe previously served as Senior Vice President, Investor Relations and Financial Planning and Analysis from 2021 to 2023, and prior to that position, served as Vice President, Global Financial Planning & Analysis from 2018 to 2021. From 2007 to 2018, Mr. Hoppe held a series of increasingly responsible positions at Hyatt in areas of Asset Management, Operational Analytics, Corporate Finance and Development Finance. Mr. Hoppe is not the beneficial owner of any Shares.

James Francque, age 55, has served as Global Head of Transactions for Hyatt Hotels Corporation since 2018. Mr. Francque is responsible for implementing the company’s capital strategy globally – leading investments, mergers and acquisitions, and related transactional activity. Mr. Francque previously served as Senior Vice President, Capital Strategy & Head of Hyatt Residential, from 2014 to 2018, and Senior Vice President & Associate General Counsel from 2011 to 2014. Prior to joining Hyatt, Mr. Francque was a partner at international law firm Jones Day. Mr. Francque is not the beneficial owner of any Shares.

Felicity Black-Roberts, age 55, has served as Senior Vice President, Development – EAME for Hyatt Hotels Corporation since 2024, and previously as Vice President, Acquisitions and Development, Europe from 2016 to 2024. Ms. Black-Roberts leads Hyatt’s growth strategy across the Europe, Africa, and Middle East region, driving regional expansion through management contracts and franchises across Hyatt’s brand portfolio. With more than 30 years of experience in real estate and hospitality, including acquisitions, development and asset management, she brings a broad industry perspective. Before joining Hyatt, she led acquisitions and development for Starwood Hotels & Resorts in Western Europe from 2012 to 2016, and worked at investment fund Starman from 2005 to 2011 and at Le Méridien from 2001 to 2005. Ms. Black-Roberts is not the beneficial owner of any Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYA HOTELS & RESORTS N.V.

By:	/s/ Brandon B. Buhler
Name: Brandon B. Buhler
Title: Chief Accounting Officer

Date: June 17, 2025